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EXHIBIT 10.28

                       RESTRICTED STOCK PURCHASE AGREEMENT

              This Restricted Stock Purchase Agreement is entered into on June 16, 2000, 2000, by Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), and John T. Botek (the "Purchaser").

                                    RECITALS

              WHEREAS, the Company agreed under that certain Executive Employment Agreement between the Company and the Purchaser dated as of May 31, 2000 (the "Employment Agreement") to permit the Purchaser to acquire 75,000 shares of Class A Common Stock, $0.01 par value per share, of the Company ("Common Stock") pursuant to and subject to the terms and conditions of the Chesapeake Biological Laboratories, Inc. Fifth Stock Incentive Plan (the "Plan"); and

              WHEREAS, this Restricted Stock Purchase Agreement is entered into by the Company in fulfillment of that obligation and sets forth, together with the Plan which is incorporated herein by reference and made a part hereof, the terms and conditions of the purchase of such shares.

              NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION A -- ACQUISITION OF SHARES.

5. TRANSFER. On the terms and conditions set forth in this Agreement, the Company agrees to transfer 75,000 shares of Common Stock to the Purchaser. The transfer shall occur at the offices of the Company on the date set forth above.

6. CONSIDERATION. The Purchaser agrees to pay $2.50, which represents Fair Market Value on the date hereof, for each Purchased Share. Payment shall be made on the date hereof in cash or cash equivalents or, at the election of the Purchaser, by delivery of a 50% recourse promissory note in an original principal amount equal to the amount of the Purchase Price for the Purchased Shares not otherwise paid in cash or cash equivalents (the "Note") (the form of which is attached hereto as EXHIBIT A and made a part hereof), with interest on the Note set at the applicable Federal short-term rate in effect as of the date such Note is made, compounded annually. The Note shall be collateralized by a pledge of the Purchased Shares in accordance with a Pledge and Security Agreement (the form of which is attached hereto as EXHIBIT B and made a part hereof). Payments of principal and interest due under the Note shall be subject to acceleration under the terms set forth therein and in the Pledge and Security Agreement. The Note shall provide for a balloon payment of principal and accrued, unpaid interest on May 31, 2002 or, if the Employment Agreement is renewed beyond that date, May 31, 2003 (whichever applies, the "Maturity Date"). If Purchaser is then in the Service of the Company, payment of the principal amount of the Note and accrued, unpaid interest shall be forgiven by the Company as follows (i) as to the entire principal amount of the Note and all accrued, unpaid interest, immediately prior to a Change in Control if such Change in Control occurs on or before the Maturity Date, (ii) on May 31, 2001, as to one-third of the principal amount of the Note and one-third of the accrued, unpaid interest, and (iii) on May 31, 2002, as to the entire remaining principal amount of the Note and all accrued, unpaid interest.

7. TAX ELECTION. Purchaser hereby acknowledges that he has been advised by the Company to seek independent tax advice regarding the availability and advisability of making an election under Section


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     83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the date the Purchased Shares are transferred to the Purchaser.

8. DEFINED TERMS. Capitalized terms not defined above are defined in Section J of this Agreement.

SECTION B -- REPURCHASE RIGHT.

9. SCOPE OF REPURCHASE RIGHT. All of the Purchased Shares initially shall be Restricted Shares and shall be subject to a right, but not an obligation, of repurchase by the Company (the "Repurchase Right"). The Purchaser shall not transfer, assign, encumber, sell, hypothecate, exchange or otherwise dispose of any Restricted Shares, except by will or the laws of descent and distribution. The Company shall not be required to (a) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (b) treat as the owner of Purchased Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

10. CONDITION PRECEDENT TO EXERCISE OF REPURCHASE RIGHT. Subject to the next paragraph of this Section B, the Repurchase Right shall be exercisable with respect to any or all of the Restricted Shares at any time following the date when the Purchaser's Service by the Company terminates for any reason, with or without cause, including death or disability.

11. LAPSE OF REPURCHASE RIGHT. The Repurchase Right shall lapse with respect to (a) 25,000 Shares on July 1, 2000, (b) 25,000 Shares on May 31, 2001 and
     (c) 25,000 Shares May 31, 2002, provided that in each such case the Purchaser continuously remains in the Service of the Company from the date of this Agreement up to the specified lapse date. Notwithstanding the immediately preceding sentence, if a Change in Control occurs while the Purchaser is in the Service of the Company, the Repurchase Right shall lapse with respect to any and all Restricted Shares immediately prior to the Change in Control. Except as otherwise provided in the Pledge and Security Agreement, the lapse of the Repurchase Right under this Agreement shall not affect the Company's rights regarding the Purchased Shares subject to the Pledge and Security Agreement.

12. REPURCHASE PRICE. If the Company exercises the Repurchase Right, it shall pay the Purchaser an amount equal to the Purchase Price, adjusted to reflect any intervening stock splits or reverse stock splits since the date of this Agreement, for each of the Restricted Shares being repurchased.

13. EXERCISE OF REPURCHASE RIGHT. The Repurchase Right shall be exercisable only by written notice delivered to the Purchaser. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Paragraph B.4 above. Payment shall be made
     (a) in cash or cash equivalents, (b) by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares, or (c) by a combination of the foregoing.

14. ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, a reverse stock split, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares shall immediately be subject to the


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     Repurchase Right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

15. TERMINATION OF RIGHTS AS STOCKHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section B, then after such time, the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

16. ESCROW. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Paragraph B.6 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (a) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Repurchase Right or (b) released to the Purchaser upon the Purchaser's request to the extent the Purchased Shares are no longer Restricted Shares nor subject to the pledge under the Pledge and Security Agreement (but not more frequently than once every three months unless the Company determines otherwise). In any event, all Purchased Shares with respect to which the Repurchase Right has lapsed (and any other vested assets and securities attributable thereto) and which are no longer subject to the Pledge and Security Agreement as a result of payment in full of the Note shall be released within 10 days after the Purchaser's cessation of Service.

SECTION C -- SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION D -- NO RETENTION RIGHTS.

         Nothing in this Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause or notice, subject in all cases to the terms of the Employment Agreement and any successor thereto.


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SECTION E -- LEGENDS.

         All certificates evidencing Purchased Shares shall bear a legend in substantially the following form:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, HYPOTHECATED, EXCHANGED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

SECTION F -- NOTICE.

         Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid; provided that, if the receiving party consents in advance, a notice may be given by telecopy or by such other electronic transmission mechanism as may be available to the parties. Notice shall be addressed to the Company, care of the Corporate Secretary, at its principal executive office and to the Purchaser at the address that he most recently provided to the Company.

SECTION G -- ENTIRE AGREEMENT.

         This Agreement, together with the Note and the Pledge and Security Agreement, constitute the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter hereof.

SECTION H - AMENDMENT AND RESCISSION.

         This Agreement may be amended or rescinded only by a writing signed by the parties making specific reference to this Agreement.

SECTION I-- CHOICE OF LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, as such laws are applied to contracts entered into and performed in such State, without regard to the conflicts of law principles thereof.

SECTION J -- DEFINITIONS.

18.      "AGREEMENT" means this Stock Purchase Agreement.


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19. "BOARD OF DIRECTORS" means the Board of Directors of the Company, as constituted from time to time.

20. "CHANGE IN CONTROL" shall have the meaning ascribed to it in the Employment Agreement.

21. "CODE" means the Internal Revenue Code of 1986, as amended.

22. "CONSULTANT" means a person who performs bona fide services for the Company, a Parent or a Subsidiary, as a consultant or advisor, excluding Employees and Outside Directors.

23. "EMPLOYEE" means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

24. "FAIR MARKET VALUE" shall have the meaning ascribed to such term under the Plan.

25. "OUTSIDE DIRECTOR" means a member of the Board of Directors who is not an Employee.

26. "PARENT" means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain.

27. "PURCHASED SHARES" means the Shares purchased by the Purchaser pursuant to this Agreement.

28. "PURCHASE PRICE" means the amount for which one Share may be purchased by the Purchaser pursuant to this Agreement, as specified in Section A.2.

29. "REPURCHASE RIGHT" means the Company's right of repurchase described in Section B.

30. "RESTRICTED SHARE" means a Purchased Share that is subject to the Repurchase Right.

31. "SERVICE" means service as an Employee, Outside Director or Consultant.

32. "SHARE" means one share of Stock.

33. "STOCK" means the Class A Common Stock of the Company, with a par value of $0.01 per Share.

34. "SUBSIDIARY" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day and year first above written.

PURCHASER:                                    CHESAPEAKE BIOLOGICAL
                                              LABORATORIES, INC.

/s/ John T. Botek
-----------------
John T. Botek                                 By: /s/ John T. Janssen
                                                  -------------------

                                              Title:  CFO
                                                      ---


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